EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-38340, 33-38339, 33-63025, 333-83028, 333-91420, 333-122357) of RTI International Metals, Inc. of our report dated February 18, 2009 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 18, 2009